THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

PROMISSORY NOTE

Principal Amount: [ _________ ]	Executed:[ _________ ]

Loton, Corp., a Nevada corporation (the “Company”), for value received, hereby promises to pay to the order of Trinad Capital Master Fund, Ltd. (“Holder”) on [ _________ ] or when sooner declared due and payable in accordance herewith (the “Maturity Date”) the sum of US[ _________ ] (the “Principal Amount”). The unpaid principal balance of this Promissory Note (this “Note”) at any time, together with all accrued and unpaid interest thereon at such time, is referred to herein as the “Note Amount”.

1.          Interest. Interest shall accrue on the outstanding Principal Amount at the rate of 6% per annum from the date hereof. All such interest shall be calculated on the basis of a 365-day year for actual days elapsed. Payment shall be made at 4751 Wilshire Boulevard, 3rd Floor, Los Angeles, California 90010.

2.          Maturity; Prepayment. The outstanding unpaid principal balance and accrued but unpaid interest shall be due and payable on the Maturity Date, unless such term is extended in the sole and absolute discretion of Holder. In the event that the Company closes, prior to June 17, 2014, a capital-raising transaction or series of transactions for the sale of Company capital stock for or in excess of $500,000, the Maturity Date shall be accelerated to the date of the closing of such transaction or series of transactions. The Company may prepay all or part of the accrued but unpaid interest or principal balance due under this Note, without premium or penalty.

3.          Event of Default. Upon the occurrence of any Event of Default (as defined herein), this Note, upon written notice to the Company, shall forthwith be immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and the Holder may exercise any and all rights and remedies available to it under this Note or as provided by law. The acceptance of any payment by Holder after the time when it is due shall not be held to establish a custom, or to waive any rights of Holder to enforce payments when due of any further payments, or any other rights, nor shall any failure or delay to exercise any rights be held to waive the same. An “Event of Default” shall mean the occurrence of any of the following events:

(a)          Failure to Pay. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) days of the Company’s receipt of Holder’s written notice to the Company of such failure to pay; or

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(b)          Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note and the Loan (i) such failure shall continue for fifteen (15) days, or (ii) if such failure is not curable within such fifteen (15) day period, but is reasonably capable of cure within thirty (30) days, either (A) such failure shall continue for thirty (30) days or (B) the Company shall not have commenced a cure in a manner reasonably satisfactory to Investor within the initial fifteen (15) day period; or

(c)          Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(d)          Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

4.          Waivers; Continued Liability. It is agreed that the granting to the Company or any other party of an extension or extensions of time for the payment of any sum or sums due under this Note or the exercising or failure to exercise of any right or power under this Note, shall not in any way release or affect the liability of the Company evidenced by this Note.

5.          Waiver. The Company expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection.

6.          Amendment and Waiver. No term, condition or provision of this Note may be amended or waived except in a writing signed by both the Company and Holder.

7.          Governing Law. This Note will be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within such State. Each of the Company and Holder agrees to submit to the exclusive jurisdiction and venue of the United States District Court for the Southern District of California for any civil action, suit or proceeding arising out of or relating to this Note or the transactions contemplated hereby. To the extent permitted by applicable law, each of the Company and Holder hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Note or the transactions contemplated hereby or thereby.

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8.          Headings. The headings of the various paragraphs of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the day and year first above written.

LOTON, CORP.

By:
Name: Robert S. Ellin
Title: Chief Executive Officer